Exhibit 99

Netfran Development Corp., Franchiser of Netspace Internet Consultancies, Awards New York/Connecticut Regional Franchise to Former Nicholas Applegate Exec

MIAMI—(BUSINESS WIRE)—Jan. 6, 2004—Netfran Development Corp. (OTCBB:NFDV), the exclusive franchiser of the Netspace® Internet-consulting franchise system, has awarded a Metro New York/Connecticut Master Franchise to Scott Allan Long, former Head of Global Operations for Nicholas Applegate Capital Management. Prior to Nicholas Applegate, Long served as Head of Global Operations for Alliance Capital.

The awarding of this regional franchise, which covers the State of Connecticut as well as Greater New York City and Rockland and Westchester Counties, brings the total number of Netspace Internet consulting franchises worldwide to 79, announced president and founder Elliot Krasnow.

In addition to building the Netspace brand and increasing the number of Netspace franchises in New York and Connecticut, Long will work closely with the future franchise owners to develop their business plans and strategies and participate on sales calls with the end user: small and medium-sized business owners.

“During his long career in the investment management and broker/dealer businesses, Scott oversaw departments of up to 125 people and budgets of $10-15 million. His superb business skills and high degree of familiarity with the Internet make him ideally suited to recruiting and mentoring fellow professionals interested in owning a technology solutions-based business focused on the small to mid-sized business market,” said Krasnow.

At Nicholas Applegate and Alliance Capital, Long acted in a senior role in the development, planning, budgeting, and execution of long-term infrastructure projects both internally and as a representative for the securities industry. These key projects yielded significant operational synergies and efficiencies through the overall analysis of people, processes and technologies involved in the transmittal of investment information.

Netspace franchisees help small and medium-sized businesses grow via proprietary Internet-based marketing technologies and strategies developed by Netspace, a separate, privately held company affiliated with Netfran Development Corp. They are supported by Netspace staff who have the marketing, consulting, technical, training, education and advertising experience needed to service clients from all sectors of the business and professional community.

“I knew I wanted to own a franchise because, over time, franchisees enjoy a success rate more than four times that of sole proprietors. Having relied heavily on the Internet for research in my former career, I am a big believer in the future of the Internet. Thus, building a network of Netspace Internet consultancies across a large region really appealed to me,” said Long. “I also like the fact that I can combine my business development expertise with Netspace’s proven technology, training and systems.”

Millions of small and mid-sized businesses have not yet implemented an effective Internet strategy because of the time and expertise required as well as the deficiency of top-notch Internet business solutions providers geared to the specific needs of small and medium-sized businesses, according to Krasnow.

“The Internet continues to increase in importance as an essential business tool as new Internet-based products, services and solutions are developed at a faster rate and broadband and bandwidth continue to expand. We believe that Netfran and the Netspace Internet-based marketing system it franchises are well-positioned for robust growth in this environment,” said Krasnow.

About Netfran Development Corp.

Headquartered in Miami, Florida, Netfran is the only U.S.-based, full-service, large franchiser of Internet consultancies in the world. The company was founded in 2000 by Krasnow as a platform to offer the Netspace franchise opportunity of digital Web services. Since mid-2000, 79 franchises throughout the U.S. and the U.K have been awarded. Netfran’s goal is 125 franchises by year-end 2004.

Netfran Development Corp. derives its revenues from franchise operations, which include a $39,500 franchise fee per unit in an identified territory, revenue sharing with franchisees, and 10% on-going royalties based on gross retail revenues from the franchisees’ customers.

For more information about Netfran Development Corp. and the Netspace franchising system, visit http://www.netfrancorp.com.

Note: This news release contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, relating to future operations. Such forward-looking statements are subject to uncertainties regarding future events, such as business conditions and financial trends that may affect the Company’s ability to achieve the anticipated results. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from the Company’s projections contained herein.

Contact:
Kondrad Communications Group Inc., Miami Media: Kathryn Kondrad, 305-270-1508 or Netfran Development Corp. Investors: Elliot Krasnow, 1-800-NETSPACE